UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Global Water Resources, Inc.
(Name of Registrant as Specified In Its Charter)
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Notice of Annual Meeting of Stockholders
To be held on May 16, 2018
Dear Stockholders:
The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Water Resources, Inc. will be held on May 16, 2018, at 9:00 a.m. Local Time, at the offices of Snell & Wilmer L.L.P., located at One Arizona Center, 400 East Van Buren Street, Suite 1900, Phoenix, AZ 85004, for the purposes of:

•
electing eight directors to serve on our board of directors for a term of office to expire at the 2019 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal;

•	ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	approval of the Global Water Resources, Inc. 2018 Stock Option Plan; and

•	transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
We currently are not aware of any other matters scheduled to come before the Annual Meeting. All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of March 27, 2018 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote via the Internet, telephone, or by mail before the Annual Meeting or in person at the Annual Meeting. For specific instructions, please refer to the accompanying proxy card.
This year we are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. On April 6, 2018, we sent notices of Internet availability of proxy materials to holders of our common stock as of the record date. The notice describes how you can access our proxy materials beginning on April 6, 2018.

Sincerely,

/s/ Ron L. Fleming
Ron L. Fleming President, Chief Executive Officer, and Director

Global Water Resources, Inc. - Corporate Headquarters	Phone: 480-360-7775
21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027	Fax: 844-232-3517
gwresources.com

GLOBAL WATER RESOURCES, INC.
PROXY STATEMENT
ANNUAL MEETING INFORMATION

General
The board of directors (the "Board of Directors" or the "Board") of Global Water Resources, Inc. (the “Company”, “we”, “our”, or “us”) is soliciting your proxy for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Snell & Wilmer L.L.P., located at One Arizona Center, 400 East Van Buren Street, Suite 1900, Phoenix, AZ 85004, on Wednesday, May 16, 2018, at 9:00 a.m. Local Time, and at any and all adjourned or postponed sessions of the Annual Meeting, for the purposes of:

•
electing eight directors to serve on our Board of Directors for a term of office to expire at the 2019 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal;

•	ratifying the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	approving the Global Water Resources, Inc. 2018 Stock Option Plan; and

•	transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Internet Availability of Proxy Materials
Under Securities Exchange Commission (“SEC”) rules, we are providing our stockholders with access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
As a result, our stockholders will receive in the mail a “Notice Regarding the Availability of Proxy Materials” (the “Notice”). The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. We will begin mailing the Notice to stockholders on or about April 6, 2018, and the proxy materials will be first made available on the Internet on or about April 6, 2018.
The Notice will contain instructions on how to access and review our proxy materials and vote online. The Notice also will contain instructions on how you can request a printed copy of our proxy materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed or electronic copy of our proxy materials for the Annual Meeting and indicate such delivery preference for future proxy solicitations. If you request a printed or electronic copy of the proxy materials by Internet or telephone, you will be able to select whether you want this delivery method for future proxy solicitations. If you make such request by email and would like this delivery method for future proxy solicitations, you must specifically state in your email that such delivery preference should remain in effect for future proxy solicitations. Your request to receive future materials in paper or via email will remain in effect for future proxy solicitations until you terminate it. The proxy materials are available, free of charge, on our corporate website (www.gwresources.com) under “Investors” as well. By referring to our website, we do not incorporate the website or any portion of the website by reference into this proxy statement.
We also follow a procedure called “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice or proxy materials to stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. All stockholders have the ability to access the proxy materials on the website referred to in the Notice. If you would like to receive a separate copy of the Notice or future notices regarding the availability of proxy materials (or, if you requested a printed copy of the proxy materials, an additional printed copy of the proxy materials), please submit your request to: Global Water Resources, Inc., ATTN: Corporate Secretary, 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027, email:corporatesecretary@gwresources.com, telephone:480-360-7775, and we will promptly deliver separate copies to you. Similarly, if you share an address with another stockholder and received multiple copies of the Notice or the proxy materials, you may write or call us at the above address and telephone number to make arrangements to receive a single copy of the Notice or the proxy materials at the shared address in the future.

If your shares are registered differently or are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one Notice or more than one paper copy of the proxy materials. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the proxy materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), at 212-509-4000 or in writing at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting the brokerage firm, bank, broker-dealer, or other similar organization.
Voting; Quorum
Our outstanding common stock constitutes the only class of securities entitled to vote at the Annual Meeting. Common stockholders of record at the close of business on March 27, 2018, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 19,631,266 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the Annual Meeting, in person, or by proxy, of the holders of one-third of the shares of common stock issued and outstanding on March 27, 2018 will constitute a quorum.
All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Broker non-votes occur when a nominee, such as a brokerage firm or financial institution (each, a “nominee”), that holds shares on behalf of a beneficial owner does not receive voting instructions from such owner regarding a matter for which such nominee does not have discretion to vote on the proposal without such instructions. The rules applicable to brokerage firms and financial institutions permit nominees to vote in their discretion on routine matters in the absence of voting instructions from the beneficial holder. The ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal Two) is a routine matter. On non-routine matters, nominees cannot vote unless they receive instructions from the beneficial owner. The election of the eight directors to serve on our Board of Director (Proposal One) and the approval of our 2018 Stock Option Plan (Proposal Three) are non-routine matters. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. For the matters to be voted on at this year’s Annual Meeting, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. See “Voting Procedure—Beneficial Owners of Shares Held in Street Name” below.
The election of directors will be by plurality vote of our outstanding shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Votes marked “withhold” and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum. In addition, withhold votes may have an effect on director nominees pursuant to the majority voting policy adopted by our Board of Directors. See "Corporate Governance—Majority Voting Policy" for additional information.
Ratification of the appointment of Deloitte requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions with respect to this proposal will have the same effect as a vote against this proposal.
Approval of the 2018 Stock Option Plan requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions with respect to this proposal will have the same effect as a vote against this proposal, and broker non-votes will not be taken into account.

Voting Procedure
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental, you are a stockholder of record and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the Annual Meeting or by proxy. The Notice is not a ballot and you cannot use it to vote your shares. If you mark your vote on the Notice and send it back to us, your vote will not count. There are four ways stockholders of record can vote: (1) in person, by bringing your printed proxy card if you received one by mail or by ballot at the Annual Meeting; (2) via the Internet, by following the instructions in the Notice; (3) by telephone if you requested or received printed copies of the proxy materials in the mail, by calling the toll free number found on the proxy card; or (4) by mail, if you received or requested printed copies of the proxy materials in the mail, by filling out the proxy card and returning it in the envelope provided. If you are a stockholder of record, and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or sign and return a proxy without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters presented for a vote at the Annual Meeting. Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the Annual Meeting:

•	FOR the election of each of the director nominees listed in Proposal One (unless the authority to vote for the election of any such director nominee is withheld);

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm as described in Proposal Two; and

•	FOR the approval of the 2018 Stock Option Plan, as described in Proposal Three.
Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. The Notice is not a ballot and you cannot use it to vote your shares. There are four ways beneficial owners of shares held in street name can vote by proxy: (1) in person, by obtaining a legal proxy from the organization holding your account; (2) via the Internet, by following the instructions in the Notice; (3) by telephone if you requested or received printed copies of the proxy in the mail, by calling the toll free number found on the voting instruction form; or (4) by mail, if you received or requested printed copies of the proxy materials in the mail, by filling out the voting instruction form and returning it in the envelope provided. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described above under “Voting; Quorum.”
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to Ron L. Fleming and Michael J. Liebman to vote on such matters at their discretion.
YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

Revocability of Proxies
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027;

•	submitting a later dated proxy; or

•	attending the Annual Meeting and voting in person.
Your attendance at the Annual Meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating that person to act on your behalf.
If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you will need to revoke or resubmit your voting instructions through your broker or nominee and in accordance with its procedures. In order to attend the Annual Meeting and vote in person, you will need to obtain a legal proxy from your broker or nominee, the stockholder of record.
Solicitation
This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees, and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by email, the Internet, telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services.

PROPOSAL ONE – ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will elect eight directors to serve on our Board of Directors until the next Annual Meeting, or until their successors are elected and shall have qualified, subject to their earlier death, resignation, or removal as permitted by law. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the eight persons receiving the greatest number of votes will be elected as directors.
Our Board of Directors, acting through our Corporate Governance, Nominating, Environmental, and Health and Safety Committee, is responsible for nominating a slate of directors that collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board.
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee has recommended Trevor T. Hill, William S. Levine, Richard M. Alexander, David C. Tedesco, Cindy M. Bowers, Ron L. Fleming, Debra G. Coy, and Brett Huckelbridge, as nominees for election at the Annual Meeting.
We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. All of our nominees have managerial experience and are accustomed to dealing with complex problems. We also believe each of these nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Corporate Governance, Nominating, Environmental, and Health and Safety Committee and the Board of Directors to conclude that each individual should be nominated to serve as a director of the Company.

Name	Age	Positions
Trevor T. Hill*	53	Chairman of the Board
William S. Levine*	86	Director
Richard M. Alexander*	62	Director
David C. Tedesco*	43	Director
Cindy M. Bowers*	55	Director
Ron L. Fleming*	38	Director and President and Chief Executive Officer
L. Rita Theil(1)	53	Director
Debra G. Coy*	60
Brett Huckelbridge*	45

*	Nominee for election to the Board of Directors at the Annual Meeting.

(1)	Ms. Theil will not be standing for re-election at the Annual Meeting.

Trevor T. Hill, age 53, is co-founder of the Company and has served as the Chairman of the Board of Directors of the Company since June 2013. Mr. Hill is also the founder, chairman, and Chief Executive Officer of FATHOM. Previously, Mr. Hill was the Chief Executive Officer of the Company from 2003 until 2014. Prior to 2003, Mr. Hill co-founded Algonquin Water Resources of America, a division of the Algonquin Power Income Fund, where he served as Director of Operations from 2000 to 2003. In 1994, Mr. Hill co-founded Hill, Murray & Associates, a firm specializing in the construction and operation of water reclamation facilities in British Columbia and the Canadian Arctic. He retired from the Canadian Navy in 1994, after serving as an engineering officer and receiving the Gulf and Kuwait Medal for his service in the 1991 Gulf War. Mr. Hill graduated from Royal Roads Military College with a degree in Mechanical Engineering in 1987. He attended the Royal Naval Engineering College in Plymouth, England and completed his post-graduate studies in 1988. We believe Mr. Hill’s role in our founding, extensive industry expertise, and leadership experience makes him well-qualified to serve as a member of our Board of Directors.
William S. Levine, age 86, has served as a director of the Company from the inception of the Company. Mr. Levine served as the Chairman of the Board of Directors of the Company from the inception of the Company until June 2013. Prior to co-founding the Company, Mr. Levine co-founded and served as Chairman of the Board of Directors for Outfront Media, an outdoor advertising/billboard firm that grew to become the largest outdoor advertising company in the United States. Mr. Levine is also the co-founder and majority owner of Allstate U Lok Storage Co., a chain of self-storage and mini-warehouses totaling over one million square feet of capacity. He has been a significant real estate developer, owner, operator, and lender for many years and has been chairman of the general partner of Levine Investments Limited Partnership, a real estate development limited partnership for over five years. We believe Mr. Levine’s role in our founding, history with the Company, and leadership experience makes him well-qualified to serve as a member of our Board of Directors.

Richard M. Alexander, age 62, has served as a director of the Company since December 2010. Mr. Alexander has been involved in the oil and gas industry for over 40 years. Mr. Alexander served as the Interim President and Chief Executive Officer of Parallel Energy Trust from January 2012 to March 2013 and served as the President and Chief Executive Officer of Parallel Energy Trust from March 2013 to March 2016. Mr. Alexander was the President and Chief Operating Officer of AltaGas Ltd. and also held the positions of Executive Vice President, Chief Operating Officer, and Chief Financial Officer from 2006 to 2012. From 2003 to 2006, Mr. Alexander served as the Vice President, Finance and Chief Financial Officer of Niko Resources Ltd., and Vice President, Investor Relations and Communications of Husky Energy Inc. from 2001 to 2003. Mr. Alexander is a director of Parallel Energy Trust, Pan Orient Energy, and Oryx Petroleum, as well as several private and not-for-profit entities. Mr. Alexander holds a Chartered Financial Analyst (CFA) and a Certified Management Accountant (CMA) designation. He graduated from Ryerson University with a Bachelor of Business Management. In November 2015, Parallel Energy Trust filed an application for protection under the Companies’ Creditors Arrangement Act with the Alberta Court of Queen’s Bench in Calgary. Parallel Energy Trust’s wholly-owned U.S. based subsidiaries, Parallel Energy LP and Parallel Energy GP LLC, also filed for relief under chapter 11 of title 11 of the United States Code. Subject to judicial approval, the wholly-owned U.S. subsidiaries sold substantially all of their assets to Scout Energy Group II, LP as part of the bankruptcy process. We believe Mr. Alexander’s extensive financial and executive leadership experience makes him well-qualified to serve as a member of our Board of Directors.
David C. Tedesco, age 43, has served as a director of the Company since May 2013. Mr. Tedesco is the founder and has served as the Chief Executive Officer of True North Companies since January 2001, one of Arizona’s largest and most active private investment firms. He has founded and served as Chief Executive Officer of multiple successful companies and has a deep operational experience as well as investing acumen. Mr. Tedesco is a director of numerous organizations including Passport Health, Anmark Machine, Jokake Companies, HSi, ProGard, Midwest Products, CIRS, SAARC, YPO, Valley of the Sun United Way, and the Nature Conservancy. Mr. Tedesco formed the Tedesco Foundation, a non-profit entity focused on providing strategic support to not-for-profit service providers in Arizona and throughout the world. Mr. Tedesco studied computer science at Iowa State and Physics at Arizona State University and is an alumnus of Harvard Business School. We believe Mr. Tedesco’s deep operational experience, investing acumen, and diverse board experience makes him well-qualified to serve as a member of our Board of Directors.
Cindy M. Bowers, age 55, has served as a director of the Company since May 2013. Ms. Bowers served as the Executive Vice President and Chief Financial Officer and Corporate Secretary of the Company from December 2010 to May 2014, and then served as the Executive Vice President Investor Relations of the Company until the end of her employment in December 2014. Ms. Bowers served as the Company’s Senior Vice President and Chief Financial Officer and Corporate Secretary from January 2004 to December 2010, and as the Company’s Senior Vice President and Chief Operating Officer from July 2008 to December 2010. She joined the Company in 2004 upon the Company’s acquisition of the Santa Cruz and Palo Verde utilities. Ms. Bowers was an original owner and served as the Chief Financial Officer and General Manager of these utilities from 2002 until 2004. She is a certified public accountant with over 30 years of accounting and management experience with public companies. Ms. Bowers graduated from Delta State University with a degree in Accounting. We believe Ms. Bowers’ history with the Company, industry expertise, and financial experience makes her well-qualified to serve as a member of our Board of Directors.
Ron L. Fleming, age 38, is our President and Chief Executive Officer and has served as one of our directors since May 2016. Prior to such appointment, he served in various roles at the Company, including as Interim Chief Executive Officer, Chief Operating Officer, Vice President, and General Manager from 2007 to 2014, and as Senior Project Manager of Engineering and Construction from 2004 to 2006. Mr. Fleming joined the Company in 2004, crossing over from the construction industry where he worked for general contractors providing project management on numerous large-scale heavy civil infrastructure projects throughout Arizona. Mr. Fleming has over 12 years of related management and utility experience. He holds a bachelor degree in Construction Management from the School of Engineering at Northern Arizona University, with an emphasis in Heavy Civil Engineering and a minor in Business Administration. Mr. Fleming currently serves on the Water Utilities Association of Arizona Board of Directors, the Maricopa Economic Development Alliance Board of Directors and the Board of Directors for Pinal Partnership, where he is the Co-Chair of the organization’s Water Resources Committee. We believe Mr. Fleming’s history with the Company, industry and operational experience, and leadership experience makes him well-qualified to serve as a member of our Board of Directors.

L. Rita Theil, age 53, has served as a director of the Company since December 2010. Ms. Theil is a Chartered Director (C. Dir.) designated by The Directors College (a joint venture of McMaster University and The Conference Board of Canada). Since 2004, Ms. Theil has been the owner and Chief Executive Officer of JacKryn Holdings Inc. Ms. Theil currently also acts as a corporate finance consultant to Pieridae Energy Limited. Ms. Theil has served on a number of public and private boards, including Scottish Water plc (2000 to 2009) and Sierra Geothermal Power Corp. (2007 to 2010). Ms. Theil served as Director, European Utilities at Schroder Salomon Smith Barney in London, England from 1999 to 2003 where she was responsible for the coverage of United Kingdom electric and water utilities. Ms. Theil was an Assistant Director with Dresdner Kleinwort Benson (now DrKW) in both London, England and New York from 1994 to 1999 where she was part of the electricity sector privatization team. Ms. Theil has over 25 years of experience advising governments, public and private boards, and global utilities companies and holds a B.Soc.Sci., LLB, and MBA, each of which was received from the University of Ottawa. We believe Ms. Theil’s financial and board expertise makes her well-qualified to serve as a member of our Board of Directors.
Debra G. Coy, age 60, is a Partner with XPV Water Partners, the largest water-focused growth equity fund in North America, with primary responsibility for managing the firm’s external strategic relationships. She was an advisor to XPV since 2010 and joined the firm full time as Partner in 2015. From 2010 to 2015, she was a principal with Svanda & Coy Consulting, providing strategic advisory services for water sector investors, corporations, and municipal utilities from a capital markets perspective. She was also Non-Executive Director for Headworks International Inc., a wastewater treatment technology firm, from 2013 until 2016. Previously, Ms. Coy worked on Wall Street as an equity research analyst for more than 20 years, developing a unique leadership franchise and expertise in covering the global water sector for investors.  She was Managing Director leading coverage of the water sector for Janney Montgomery Scott’s Capital Markets group, and also held senior equity research roles with the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities, and National Westminster Bank. We believe Ms. Coy's industry expertise, business acumen, and board experience makes her well-qualified to serve as a member of our Board of Directors.
Brett Huckelbridge, age 45, is the Managing Member with Steel Canyon Capital, LLC, a registered investment advisory firm, located in Phoenix, Arizona. He has been with Steel Canyon Capital, LLC since 2006, with primary responsibilities being the founder and sole portfolio manager of private partnerships focused on investing concentrated portfolios in high quality companies that are undervalued in the public equity markets. From 2003 to 2006, he was the Vice President of ESL Investments and also served as the Vice President, Business Development at Sears Holding, a portfolio company of ESL Investments. From 2000 to 2003, he was a Managing Member of Sonoran Capital, LLC, working on private and public equity investment opportunities primarily in media and communications industries. From 1997 to 2000, he was the Director, Acquisitions & Strategic Planning, for Outdoor Systems, Inc., in charge of mergers and acquisitions, corporate finance, budgeting, investor relations and special projects. We believe Mr. Huckelbridge's experience in mergers and acquisitions, investment knowledge, and financial background makes him well-qualified to serve as a member of our Board of Directors.
The Company knows of no reason why any of the nominees for director would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.
On December 18, 2017, Levine Investments Limited Partnership, for which Mr. Levine serves as chairman of its general partner, entered into an agreement (the “Stock Purchase Agreement”) to acquire shares of the Company’s common stock from certain shareholders of the Company, which included Trevor T. Hill and Cindy M. Bowers. Pursuant to the Stock Purchase Agreement, Levine Investments Limited Partnership agreed to vote all of the shares registered in its name to elect each of Trevor T. Hill and Cindy M. Bowers to the Company’s Board of Directors at the 2018 Annual Meeting of Stockholders.
Our Board of Directors recommends that you vote “FOR” the election of each director nominee.

CORPORATE GOVERNANCE
Independence of Directors
The Board of Directors has determined that Mr. Alexander, Ms. Bowers, Mr. Tedesco, Ms. Theil, Ms. Coy, and Mr. Huckelbridge, are independent as defined by NASDAQ listing standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to members of our Audit and Risk Committee, Compensation Committee, and Corporate Governance, Nominating, Environmental, and Health and Safety Committee.
Board Leadership Structure
The Board of Directors understands that board structures vary greatly among United States public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.
Currently, Ron L. Fleming serves as our President and Chief Executive Officer and Trevor T. Hill serves as our non-executive Chairman of the Board of Directors. The Board of Directors believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate for us at this time because it allows Mr. Fleming to focus on operating and managing the Company and executing its strategy and business plans. At the same time, Mr. Hill can focus on leadership of the Board of Directors, including calling and presiding over Board meetings and executive sessions of the directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer, and serving as a sounding board and advisor to the Chief Executive Officer. Nevertheless, the Board believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined based on what the Board believes is best for the Company and its stockholders.
Majority Voting Policy
Our Board of Directors has adopted a policy which provides that, if the total number of votes withheld exceeds the number of votes cast in favor of a director nominee, the director must immediately submit his or her resignation to the Chairman of our Board of Directors, to be effective when accepted by our Board of Directors. Our Corporate Governance, Nominating, Environmental, and Health and Safety Committee will then consider and make a recommendation to our Board of Directors regarding the resignation. A director who tenders a resignation pursuant to this policy will not participate in any meeting of our Board of Directors or any board sub-committee at which the resignation is considered. Our Board of Directors will accept the resignation absent exceptional circumstances. If a resignation is accepted, our Board of Directors may: (i) leave the vacancy unfilled until the next annual stockholders’ meeting; (ii) appoint a new director to fill the vacancy; or (iii) call a special stockholders’ meeting to fill the vacancy. This policy would apply only to uncontested elections — that is, elections in which the number of director nominees is equal to the number of directors to be elected.

Board and Committee Information
During our last fiscal year, the Board of Directors held four meetings. Each director attended 100% of the aggregate number of such meetings and meetings of the committees on which he/she served. Although we have no formal policy about attendance at the Annual Meeting of Stockholders by our directors, it is encouraged. Three directors attended the prior year’s Annual Meeting of Stockholders.
Our Board of Directors has established three standing committees: the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance, Nominating, Environmental, and Health and Safety Committee, each of which have the composition and responsibilities described below. Charters for each of these committees are available on the Company’s website at www.gwresources.com. Information on the website does not constitute a part of this proxy statement.
During our last fiscal year, the members and chair of each committee were as follows:

Director	Audit and Risk Committee	Compensation Committee	Corporate Governance, Nominating, Environmental, and Health and Safety Committee
Trevor T. Hill
William S. Levine
Richard M. Alexander	x (chair)	x	x
L. Rita Theil	x	x	x (chair)
David C. Tedesco	x	x (chair)	x
Cindy M. Bowers
Ron L. Fleming

Audit and Risk Committee
Our Audit and Risk Committee’s primary functions are to oversee our accounting and financial reporting processes, internal control systems, independent auditor relationship, and the audits of our financial statements. This committee’s responsibilities include the following:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the qualifications, independence, and performance of our independent registered public accounting firm;

•	reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, adequacy, implementation, and effectiveness of our internal controls established for finance, accounting, legal compliance, and ethics;

•	reviewing the design, adequacy, implementation, and effectiveness of our critical accounting and financial policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements;

•	reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;

•	preparing the audit committee report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions; and

•	preparing risk assessment, overseeing risk management, and reviewing with management any major risk exposures.
The Audit and Risk Committee held four meetings during 2017. Our Board of Directors has determined that each member of our Audit and Risk Committee meets the requirements for independence under current SEC rules and NASDAQ listing standards. Our Board of Directors has identified Richard M. Alexander as the audit committee financial expert as defined under applicable SEC rules and regulations.

Compensation Committee
Our Compensation Committee’s primary functions are to monitor and assist our Board of Directors in determining compensation for our senior management, directors, and key employees. This committee’s responsibilities include the following:

•	setting performance goals for our officers and reviewing their performance against these goals;

•	reviewing and recommending compensation and benefit plans for our officers and key employees and compensation policies for our Board of Directors and members of our board committees;

•	reviewing the terms of offer letters and employment agreements and arrangements with our officers; and

•	reviewing director compensation for service on our Board of Directors and any committees of our Board of Directors.
The Compensation Committee held four meetings during 2017. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under current SEC rules and NASDAQ listing standards. The charter for our Compensation Committee provides it the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.
Corporate Governance, Nominating, Environmental, and Health and Safety Committee
Our Corporate Governance, Nominating, Environmental, and Health and Safety Committee’s primary functions are to assist our Board of Directors by identifying individuals qualified to become directors consistent with criteria established by our Board of Directors. This committee’s responsibilities include the following:

•
evaluating the composition, size, and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board of Directors;

•	recommending to our Board of Directors the persons to be nominated for election as directors;

•	administering a policy for considering nominees for election to our Board of Directors;

•	overseeing our directors’ performance and self-evaluation process;

•	reviewing our corporate governance principles and providing recommendations to our Board of Directors regarding possible changes;

•	reviewing and monitoring compliance with our code of conduct and ethics and our insider trading policy;

•	ensuring that there is appropriate orientation, education, and training programs for new and existing directors; and

•	assessing the Company’s health and safety practices and ensuring that there is a culture of health and safety enforcement.
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee held four meetings during 2017. Our Board of Directors has determined that each member of our Corporate Governance, Nominating, Environmental, and Health and Safety Committee meets the requirements for independence under the current requirements of the NASDAQ listing standards.
Consideration of Director Nominees Recommended by Stockholders
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee is responsible for identifying, screening, and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Corporate Governance, Nominating, Environmental, and Health and Safety Committee may also consider recommendations from the Company’s stockholders. There are no differences in the manner in which the Corporate Governance, Nominating, Environmental, and Health and Safety Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. However, stockholders desiring to nominate a director candidate in connection with an annual meeting must comply with certain procedures. See the section entitled “Stockholder Proposals for 2019 Annual Meeting” in this proxy statement and Section 1.13 of the Company’s Amended and Restated Bylaws for additional information regarding stockholder nominations.

Criteria for Nomination to the Board of Directors and Diversity
The Corporate Governance, Nominating, Environmental, and Health and Safety Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, director candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance, Nominating, Environmental, and Health and Safety Committee considers appropriate in the context of the needs of the Board of Directors. In addition, the Corporate Governance, Nominating, Environmental, and Health and Safety Committee and the Board of Directors believe that diversity along multiple dimensions, including race, ethnicity, gender, age, education, cultural background, opinions, skills, perspectives, professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. Although the Board of Directors does not have a formal diversity policy, the Corporate Governance, Nominating, Environmental, and Health and Safety Committee and Board of Directors review the factors described above, including diversity, in considering candidates for board membership.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during 2017 were David C. Tedesco (Chair), Richard M. Alexander, and L. Rita Theil.  Currently and at all times during 2017, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board. None of the individuals serving as members of our Compensation Committee are now or were previously an officer or employee of the Company.
Compensation of Directors
Summary of Director Compensation Program
Historically, directors have been entitled to compensation for their services as members of the Board of Directors of the Company. The compensation arrangements for the directors of the Company are summarized below.

Component	Amount ($)	Payment Method (1)
Annual Retainer	51,500 per year	50% DPUs/50% cash
Board Chair Fee	25,000 per year	100% cash
Committee Membership Retainer	12,360 per year	50% DPUs/50% cash
Audit and Risk Committee Chair Fee	12,875 per year	50% DPUs/50% cash
Other Board or Committee Chair Fee	7,725 per year	50% DPUs/50% cash
Meeting Attendance Fee (Board and Committee)	1,288 per meeting in person/ 1,030 per meeting by telephone	50% DPUs/50% cash

(1)
Directors receive one-half of their compensation in cash and one-half in the form of deferred phantom units (“DPUs”). However, if a director holds a minimum of three (3) times the value of the annual retainer in the form of common shares, he/she may elect to receive all or a portion of his or her compensation in cash. The Company’s DPU plan (the “DPU Plan”) is discussed in more detail below.

The directors of the Company are also reimbursed for out-of-pocket expenses incurred for attending board and committee meetings. The directors of the Company that were entitled to compensation in 2017 were William S. Levine, Richard M. Alexander, L. Rita Theil, and David C. Tedesco. Ms. Bowers, who in 2017 was neither an independent director nor an employee, received an annual retainer and meeting attendance fees for her role as a director. Mr. Hill received an annual retainer and meeting attendance fees for his role as Chairman of the Board of Directors for the Company.  Mr. Fleming is not compensated for his role as director.
The DPU Plan authorizes the directors of the Company to grant DPUs to directors. DPUs are units whose value tracks the performance of the Company’s common shares and give rise to a right to receive a cash payment, the value of which, on a particular date, will be the market value of the equivalent number of the Company’s common shares at that date. Holders of DPUs are credited with dividend equivalents when and if dividends are paid on the common shares using the market value of the Company’s common shares on the trading day immediately prior to the dividend record date. DPUs granted to directors are fully vested upon the grant date. In order to align their interests with the interest of shareholders, an independent director is only permitted to redeem his/her DPUs upon ceasing to be a director of the Company. The Board of Directors of the Company believes that this feature of the plan will result in directors taking a long-term view of stockholder value. Additionally, directors will not be in a position to profit from volatility. The Board of Directors of the Company believes that the issuance of DPUs as a core component of the independent directors’ compensation strengthens the alignment of interests between the independent directors and the stockholder by linking their holdings and a portion of their annual retainer to the future value of the Company’s common shares.

Director Compensation Table

Director	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Total ($)
Trevor T. Hill	107,400	—		—	107,400
William S. Levine	56,135	—		—	56,135
Richard M. Alexander	95,275	—	(3)	—	95,275
L. Rita Theil	90,125	—	(4)	—	90,125
David C. Tedesco	45,063	45,062	(5)	—	90,125
Cindy M. Bowers	72,100	—		—	72,100
Ron L. Fleming	—	—		—	—

(1)
As permitted by the terms of the Company’s director compensation program, each director holding at least three (3) times the value of the annual retainer in the form of the Company’s common shares elected to receive more than 50% of his or her compensation in cash.

(2)
Represents DPUs awarded in 2017. The value of the DPUs presented above was calculated as the common share price on NASDAQ on the date the related DPUs were awarded, multiplied by the number of DPUs awarded. DPUs are fully vested upon issuance.

(3)
At December 31, 2017, Mr. Alexander held 15,774 DPUs with an estimated payout value of $147,000 (calculated as the Company’s common share price on NASDAQ on the close of business on December 29, 2017 (i.e., $9.34 per share), multiplied by the number of DPUs outstanding. For more information regarding the Company’s accounting treatment of the stock options and DPUs, refer to Note 11, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018.

(4)	At December 31, 2017, Ms. Theil held 46,886 DPUs with an estimated payout value of $438,000 (calculated in the manner described above in footnote 3).

(5)	At December 31, 2017, Mr. Tedesco held 38,430 DPUs with an estimated payout value of $359,000 (calculated in the manner described above in footnote 3).

EXECUTIVE OFFICERS
The following are our executive officers as of March 27, 2018:

Name	Age	Position
Ron L. Fleming	38	Director and President and Chief Executive Officer
Michael J. Liebman	41	Chief Financial Officer and Corporate Secretary
Jonathan C. Corwin	38	Vice President and General Manager
Joanne Ellsworth	52	Vice President, Corporate and Regulatory Affairs
Jason Thuneman	38	Vice President, Project Management Office
Mr. Fleming has been employed by the Company since 2004, holding several positions during this time. He has served as President and Chief Executive Officer of the Company since 2015 and has served as one of our directors since May 2016. Prior to such appointment, he served in various roles at the Company, including as Interim Chief Executive Officer, Chief Operating Officer, Vice President, and General Manager from 2007 to 2014, and as Senior Project Manager of Engineering and Construction from 2004 to 2006.
Mr. Liebman has served as Chief Financial Officer and Corporate Secretary of the Company since May 2014. Mr. Liebman brings over 18 years of finance and management experience. Prior to joining the Company, Mr. Liebman was a Senior Director at Alvarez and Marsal, a leading turnaround and restructuring firm in the United States, from 2002 to 2014. While at Alvarez and Marsal, Mr. Liebman provided strategic planning and interim management services to companies across various industries, including homebuilding, retail, rental/leasing, and manufacturing. During this time, he successfully negotiated the restructuring of over $3 billion in capital and helped raise $750 million of new capital for clients.

Mr. Corwin has served as the Vice President since June 2017 and General Manager since September 2013. He previously held roles as the Maricopa-Casa Grande Regional Manager from 2011 to 2013 and the Operations Program Manager from 2013 to 2017. Mr. Corwin joined the Company in 2011 after serving eight years as a Civil Engineering Officer in the United States Air Force where his primary duties included managing infrastructure construction and maintenance at multiple Air Force bases. While in the Air Force, he served in a variety of capacities; including civil construction, base utility engineer, maintenance engineer, and emergency manager in both stateside and deployed locations. Mr. Corwin holds a degree in Civil Engineering from the United States Air Force Academy, with an emphasis in structural engineering. He also holds a Master of Business Administration from Arizona State University’s W.P. Carey School of Business. Mr. Corwin currently serves on the Central Arizona College Foundation Board of Directors and the Board of Directors for the Economic Development Group of Eloy.

Ms. Ellsworth has served as Vice President of Compliance and Regulatory Affairs since June 2017. She previously held roles as Growth and Development Services Coordinator from 2011 to 2014 and Director, Corporate and Regulatory Affairs from 2014 to 2017. Ms. Ellsworth joined the Company in 2011, with 17 years of experience as an attorney. Her practice focused primarily on representing municipalities regarding economic development, infrastructure financing and construction, condemnation, and zoning. She worked with various municipal clients to draft and implement contracts, memorandums of understanding, ordinances, and other documents concerning real estate, economic development, construction, human resources, and zoning. Ms. Ellsworth is a member of the Missouri Bar, a graduate of the University of Kansas and the University of Missouri Kansas City – School of Law (UMKC), where she was a member and an editor of the UMKC Law Review.

Mr. Thuneman has served as Vice President of the Project Management Office (PMO) since June 2017 and has served as the Director of the PMO since 2013.  The PMO is responsible for Development Services, Engineering and Construction, and certain activities related to large-scale permitting and other corporate projects.  Previously, he held various roles with the Company including: Implementation Manager for the technology and software development division from 2011 to 2013; Development Services Manager from 2009 to 2011; and Project Manager for Engineering and Construction from 2005 to 2009 where he deployed over $100 million in capital projects for the Company’s regulated utilities. Prior to joining the Company, Mr. Thuneman achieved experience and knowledge in the commercial and industrial industries working as Project Manager and Engineer for multiple contractors, constructing over $45 million in infrastructure and facilities. Mr. Thuneman holds a Bachelor of Science in Construction Management with an emphasis in Business Administration and Business Management from the College of Engineering at Northern Arizona University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 27, 2018 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers ("NEOs"); and

•	all of our directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 27, 2018 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise. Percentage of class is based on 19,631,266 shares outstanding as of March 27, 2018.
Unless otherwise indicated, the address of all listed stockholders is c/o Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027.

Directors and Executive Officers:	Number of Common Stock Shares	Options vested or vesting within 60 days of March 27, 2018(1)	Total Common Stock Shares Beneficially Owned	Percentage of Common Stock
Trevor T. Hill	39,115	75,000	114,115	*
William S. Levine(2)	9,702,920	25,000	9,727,920	49.4%
Richard M. Alexander	32,500	50,000	82,500	*
L. Rita Theil	2,666	25,000	27,666	*
David C. Tedesco	—	50,000	50,000	*
Cindy M. Bowers	27,002	50,000	77,002	*
Ron L. Fleming	10,796	—	10,796	*
Michael J. Liebman	10,000	—	10,000	*
Jeffrey E. Risenmay	—	—	—	*
All Executive Officers and Directors as a Group of 9 people	9,818,316	275,000	10,099,999	50.0%
5% or Greater Stockholders:
Andrew Cohn(3)	1,753,235	—	1,753,235	8.9%
* Represents beneficial ownership of less than 1%.

(1)	Shares of the Company’s common stock that may be purchased upon exercise of stock options that have vested or will vest within 60 days of March 27, 2018.

(2)
Number of shares of common stock consists of 9,677,920 shares held of record by Levine Investments Limited Partnership, for which Mr. Levine serves as chairman of the general partner, and 25,000 shares held of record by Levine Family Trust "A", for which Mr. Levine is the Trustee.

(3)
Share data based on information in the Schedule 13G filed on January 12, 2018 with the SEC by Mr. Cohn and his spouse. As of December 31, 2017, the Schedule 13G indicates that Mr. Cohn and his spouse have sole voting and dispositive power with respect to 1,711,085 shares and shared voting and dispositive power with respect to 42,150 shares. The address for the Cohn Family is 2201 East Camelback Road, #650, Phoenix, Arizona 85016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following are summaries of transactions since January 1, 2017 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Sale of Global Water Management, LLC
On June 5, 2013, the Company sold its wholly-owned subsidiary, Global Water Management, LLC (“GWM”), to an investor group led by a private equity firm which specializes in the water industry. GWM owns and operates the FATHOM™ business and is an indirect subsidiary of Fathom Water Management Holdings, LLP (the “FATHOM Partnership”). As part of the consideration for the sale, we are entitled to quarterly royalty payments based on a percentage of certain of GWM’s recurring revenues for a 10-year period, up to a maximum of $15.0 million. In 2017, we received an aggregate of $370,000 of such royalty payments.
GWM has historically provided billing, customer service, and other support services for our regulated utilities business. In conjunction with the sale of GWM, we entered into a services agreement (the “Service Agreement”) with GWM whereby we agreed to use the FATHOM™ platform for all of our regulated utility services for an initial term of 10 years. On November 17, 2016, we entered into the First Amendment to Service Agreement (the “Amendment”) with GWM. Pursuant to the Amendment, (i) GWM replaced existing meters and related automated metering infrastructure for a one-time fee of approximately $10,867,100; (ii) the initial term of the Service Agreement was extended to December 31, 2026; (iii) in consideration for the extension, the initial fee for recurring services was reduced from $7.79 to $6.24 per month per customer; and (iv) the Company will not be required to continue to pay an ongoing fee related to the divested customers from the Valencia and the Willow utilities in accordance with Section 15.3 of the Service Agreement.
The Service Agreement, as amended, is automatically renewable thereafter for successive 10-year periods, unless notice of termination is given prior to any renewal period. The Service Agreement may be terminated by either party for default only and the termination of the Service Agreement will also result in the termination of the royalty payments payable to us. In 2017, we paid approximately $1.5 million to GWM for FATHOM™ service fees.
We continue to hold an indirect interest in GWM through our ownership of the common and preferred units of the FATHOM Partnership received in consideration for the sale of GWM. Together, these units currently represent an approximate 7.1% ownership interest in the FATHOM Partnership (on a fully diluted basis). Trevor Hill, who is the Chairman of our Board of Directors, currently serves as chairman and Chief Executive Officer of GWM and owns an approximate 12% interest.
Medical Benefits Plan
We provide medical benefits to our employees through our participation in Camelback Services Health Plan (the “Plan”), which is a self-defined, self-insured plan for medical claims currently sponsored by Camelback Systems, Inc. (“Camelback Services”). The Plan provides health claim administration services for our employees and employees of Camelback Services. A third party administrator unrelated to the Company and Camelback Services administers claims on behalf of the Plan and we reimburse the Plan for medical claims incurred with respect to our employees. Mr. Levine, a member of our board of directors and a major stockholder, is the President and sole owner of Camelback Services. No fees for property or services are paid by the Company to the Plan or to Camelback Services, although the third party claims administrator charges the Plan a monthly claims administration fee. In 2017, we paid approximately $295,000 for medical claims to the Plan.
Standstill Agreement
On December 21, 2017, William S. Levine, Levine Investments Limited Partnership and Andrew M. Cohn (the “Standstill Shareholders”) entered into a Standstill Agreement with the Company.  Mr. Levine is a member of our board of directors, a major stockholder of the Company, and the chairman of Keim Inc., which is the general partner of Levine Investments Limited Partnership. Mr. Cohn is a significant stockholder of the Company.   Pursuant to the Standstill Agreement, the Standstill Shareholders agreed that without the prior written consent of the Chief Executive Officer of the Company, they and their affiliates will not (i) acquire, agree to acquire, or make any proposal to acquire, equity securities of the Company, or (ii) in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in connection with the ownership, voting or acquisition of any equity security of the Company.  The Standstill Agreement will remain in effect through the date that the Standstill Shareholders (together with their affiliates) no longer beneficially own common stock representing, on a fully diluted basis, in the aggregate, at least 20% of the Company’s outstanding common stock; provided, however, that the Standstill Agreement may be terminated by any party following six (6) months written notice to the other parties delivered at any time after July 1, 2020.

Related Party Transaction Policy
Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a written policy that is to be followed in connection with approving and ratifying all related party transactions involving our company. The policy will cover transactions or series of transactions between directors, director nominees, executive officers, stockholders who own more than 5% of our common stock, and any members of their immediate families. It will also apply to any business entity in which any of the persons listed above has a direct or indirect material interest.
Permission for a related party transaction may only be granted in writing in advance by either the Audit and Risk Committee of our Board of Directors in the case of transactions involving officers and directors or, in any case, by the Board of Directors acting exclusively through its disinterested members.
Transactions involving the compensation of executive officers will be reviewed and, if appropriate, approved by the Compensation Committee of the Board of Directors in the manner specified in the charter of the Compensation Committee.
Before any related person transaction is permitted, the following factors must be considered:

•	the nature of the related party’s interest in the transaction;

•	the dollar value of the amount involved in the transaction;

•	the dollar value of the related party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction occurs in the ordinary course of business of our company;

•	whether the transaction with the related person is proposed to be entered into on terms more favorable to our company than terms that could have been reached with an unrelated party; and

•	any other information regarding the transaction of the related party that may be material in light of the circumstances of the particular transaction.
Approval of a related party transaction will only be granted if it is determined that, under all of the circumstances, the transaction is in the best interests of our company and only so long as those interests outweigh any negative effect that may arise from permitting it to occur.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets out the number of shares of common stock to be issued upon exercise of outstanding options, the weighted-average exercise price of outstanding options, and the number of securities available for future issuance under equity compensation plans as of December 31, 2017.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	$ —	—
Equity compensation plans not approved by security holders(1)	790,000	$8.72	76,825
Total	790,000	$8.72	76,825

(1)
790,000 of the outstanding options were awarded under the Global Water Resources, Inc. Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan was assumed by the Company in connection with the merger of GWR Global Water Resources Corp. ("GWRC") with and into the Company. The Stock Option Plan was previously approved by GWRC’s shareholders at the 2012 GWRC annual and special meeting. The Stock Option Plan authorized 875,461 stock options, of which 790,000 remain outstanding and which 76,825 remain available for grant as of the record date, March 27, 2018. For more information regarding the Company’s outstanding stock options, refer to Note 11, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018.

PROPOSAL TWO – RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCCOUNTING FIRM
The Audit and Risk Committee of the Board of Directors has appointed the firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and is asking the stockholders to ratify this appointment. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
In the event the stockholders fail to ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit and Risk Committee may reconsider its selection.
Our Board of Directors recommends that you vote “FOR” the selection Deloitte as our independent registered public accounting firm for fiscal 2018.
AUDIT MATTERS
Audit and Risk Committee Report
The Audit and Risk Committee of the Board of Directors is comprised of directors that are “independent” as defined under the current NASDAQ listing standards and Rule 10A-3 under the Exchange Act. The Audit and Risk Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at www.gwresources.com.
The Audit and Risk Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the process of internal control over financial reporting. The independent registered public accounting firm of Deloitte is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such audited financial statements with United States generally accepted accounting principles. Deloitte has served as our independent registered public accounting firm since 2003. The Audit and Risk Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2017 (the “Audited Financial Statements”). In addition, the Audit and Risk Committee has discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301.
The Audit and Risk Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB, regarding communications concerning independence and has discussed with Deloitte its independence from the Company. The Audit and Risk Committee further considered whether the provision of non-audit related services by Deloitte to the Company is compatible with maintaining the independence of Deloitte with the Company. The Audit and Risk Committee has also discussed with management of the Company and Deloitte such other matters and received assurances from them as it deemed appropriate.
Based on the above review and discussions, the Audit and Risk Committee recommended to the Board of Directors, and the Board approved, that the Audited Financial Statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Audit and Risk Committee of the Board of Directors

Richard M. Alexander, Chairman
L. Rita Theil
David C. Tedesco

Independent Auditor’s Fees
Deloitte served as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016. The aggregate fees billed by Deloitte for the professional services described below for the fiscal years ended December 31, 2017 and 2016, respectively, are set forth in the table below.

	Year Ended December 31,
	2017	2016
Audit Fees (1)	$456,000	$475,000
Audit-Related Fees(2)	58,000	423,000
Tax Fees(3)	121,000	241,000
All Other Fees(4)	2,000	2,000
Total	$637,000	$1,141,000

(1)
Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including issuance of comfort letters and consents for debt and equity issuances and other attest services required by statute or regulation.

(2)
Audit-related fees consist of assurance and related services that are traditionally performed by the auditor such as accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards, and audits of stand-alone financial statements or other assurance services not required by statute or regulation. Audit related fees billed in 2016 primarily related to the Company's initial public offering in May 2016 (the "IPO").

(3)
Tax fees consist of tax compliance, tax planning and tax advice, and consulting services, including assistance and representation in connection with tax audits and appeals, tax advice related to proposed acquisitions or sales, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)	All other fees reflect accounting research software license costs.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services
Under its charter, the Audit and Risk Committee must pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, and establish policies and procedures for the committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis. All of the audit, audit-related, tax services, and all other services provided by Deloitte for the 2017 fiscal year were approved by the Audit and Risk Committee in accordance with the foregoing procedures.
EXECUTIVE COMPENSATION
Overview
This section explains how our compensation program is designed and operated with respect to our executives, specifically the following NEOs:

•	Ron L. Fleming, President and Chief Executive Officer

•	Michael J. Liebman, Chief Financial Officer and Corporate Secretary

•	Jeffrey E. Risenmay, Former Vice President and Controller
Historically, our Board, based on recommendations made by the Compensation Committee, has made decisions regarding salaries, annual bonuses, and incentive compensation for our executive officers and employees and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. Our Board of Directors solicits input from the Chief Executive Officer and the Compensation Committee regarding the performance of our other executive officers.

Summary Compensation Table
The following table sets forth all compensation paid or payable from the Company in respect of each of the NEOs for services rendered during the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock awards ($)(2)	Option awards ($)(3)		Non-equity incentive plan compensation ($)(4)		All other Compensation ($)(5)	Total Compensation ($)
Ron L. Fleming	2017	289,231	36,154		180,769	336,573		144,615		5,460	992,802
President and Chief Executive Officer	2016	275,000	28,621		129,340	—		129,340		8,256	570,557
Michael J. Liebman	2017	246,635	21,581		107,903	269,259		86,322		5,460	737,160
Chief Financial Officer and Corporate Secretary	2016	235,000	17,114		77,340	—		77,340		7,052	413,846
Jeffrey E. Risenmay(6)	2017	156,000	9,750	(6)	—	134,629	(6)	39,000	(6)	5,866	345,227
Former Vice President and Controller	2016	146,192	7,602		—	—		34,355		7,052	195,201

(1)
Represents discretionary bonuses earned by our NEOs in 2017 and 2016, included under our 2017 and 2016 Incentive Programs. In 2016, Messrs. Fleming, Liebman, and Risenmay earned separate discretionary bonuses in connection with their efforts to complete the IPO, the private letter ruling from the Internal Revenue Service, which deferred the $19.4 million gain realized from the condemnation of the operations and assets of Valencia, and EBITDA performance. For more information regarding how the cash bonuses payable under our 2017 Incentive Program were determined, see below under the heading “Annual Incentive Awards—Achievement Levels and Outcomes Under 2017 Incentive Program.”

(2)
Represents awards of phantom stock units (“PSUs”). The PSUs that were awarded pursuant to our 2016 Incentive Program (shown as compensation for 2016 in the table above) were issued during the first quarter of 2017 upon determination of achievement of the pre-determined performance criteria, which were approved during the first quarter of 2016. The PSUs that were awarded pursuant to our 2017 Incentive Program (shown as compensation for 2017 in the table above) were issued during the first quarter of 2018 upon determination of achievement of the pre-determined performance criteria, which were approved during the first quarter of 2017. The PSUs are fully vested upon grant and immediately exercisable. The PSUs do not have a set expiration date. The value of such awards presented above represents the grant date fair value of the expected cash payment of such PSUs upon vesting using the price of the Company’s common shares on the date the awards were granted and assuming 100% achievement of the performance goals set forth in the applicable Incentive Program (which the Company considered the probable outcome on the award date). For more information regarding our incentive programs, see below under the heading “Annual Incentive Awards.” For GAAP accounting purposes, PSUs are accounted for as liability compensatory awards under ASC 710, “Compensation—General.”

(3)
Represents the grant date fair value of stock options granted to our NEOs on August 9, 2017 in accordance with ASC 718, “Compensation—Stock Compensation.” The following assumptions were used to calculate the grant date fair value of the stock options: dividend yield—0%; expected volatility—24.3%; risk-free interest rate—1.94%; and expected life—6.3 years. For more information regarding the Company’s accounting treatment of the stock options, refer to Note 11, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018.

(4)
Represents amounts earned and payable in cash to our NEOs pursuant to our 2017 Incentive Program and 2016 Incentive Program, respectively, except for the discretionary bonuses described above in Note (1). For more information regarding our Incentive Programs, see below under the heading “Annual Incentive Awards.”

(5)	Represents matching contributions to our 401(k) plan.

(6)
On February 20, 2018, Mr. Risenmay resigned. Mr. Risenmay had been serving as our Vice President and Controller since June 2017. Since Mr. Risenmay resigned prior to the Board approval of the full payout pursuant to our 2017 Incentive Program, Mr. Risenmay was not eligible for $9,750 of discretionary bonus, $134,629 of option awards, and $19,500 of non-equity incentive plan compensation.

Overview of Executive Compensation Program; Components of Compensation
Our executive compensation program is designed to retain, motivate, and reward our NEOs and other executive officers for their performance and contribution to our long-term success. We seek to compensate our NEOs and other executive officers by combining short and long-term incentives. We also seek to reward the achievement of corporate and individual performance objectives, and to align the interests of our NEOs and other executive officers with those of our stockholders by rewarding the creation of long-term value through equity-linked compensation. We tie individual goals to the area of the NEO’s primary responsibility. These goals may include the achievement of specific financial or business development goals. We set corporate performance goals that reach across various business areas and include achievements in finance/business development and corporate development.
Executive compensation consists primarily of three elements: base salary, annual incentive awards, and long-term incentive awards. Each element of compensation is described in more detail below.
Base Salary
Base salaries for our NEOs are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. Subject to the provisions of his or her employment agreement (if any), an executive’s base salary is also determined by reviewing the executive’s other forms of compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.
Although we did not engage in formal benchmarking in 2017 or 2016, the public companies that served as the comparative group in setting base salaries were: The York Water Company, Artesian Resources Corp., Connecticut Water Service Inc., and Middlesex Water Co. The four comparator companies were chosen based on the following selection criteria:
(1) public water utilities of similar size, or
(2) public water utilities with whom we may compete for executive talent.
In setting base salaries for Messrs. Fleming and Liebman, our Board of Directors did not select a percentile or similar measure within the range of salaries in the comparator group. In this regard, the base salaries for Messrs. Fleming and Liebman are dictated by the terms of their employment agreements. See “Employment Agreements” below for additional information. However, the salaries of Messrs. Fleming and Liebman are within the ranges of the comparator group.
Base salaries of our NEOs are reviewed annually and, subject to the provisions of our employment agreements with the NEOs (if any), may be increased for merit reasons based on any NEO’s success in meeting or exceeding individual objectives. Additionally, base salaries may be adjusted as warranted throughout the year for promotions or other changes in the scope or breadth of a NEO’s role or responsibilities. Our Board of Directors believes that the 2017 base salaries for our NEOs were competitive with that paid by the comparator companies and fairly reflected individual performance and contribution.
Annual Incentive Awards
The compensation program provides for an annual incentive award designed to reward our NEOs for their individual and corporate performance in a given fiscal year. The Compensation Committee assesses the level of the NEO’s achievement of company-wide goals. The annual incentive award may be paid in cash, PSUs, or stock options, which is decided by our Board of Directors at the time of issuance to the extent not specified in an NEO’s employment agreement. Stock options were issued under the Stock Option Plan assumed by the Company in connection with the merger of GWRC with and into the Company. In 2017 and 2016, the annual incentive awards given to Messrs. Fleming and Liebman were payable 50% in cash and 50% in the form of PSUs. In 2017 and 2016, the annual incentive awards given to Mr. Risenmay were payable 100% in cash.

2017 Incentive Program
The Compensation Committee, together with our Board of Directors, sets performance objectives and targets on an annual basis. Our 2017 Incentive Program, adopted in the first quarter of 2017, was designed to allow us to pursue the Company’s mission statement, adhere to our primary service and compliance mandates, and generate sufficient free cash flow to facilitate a sustainable dividend and improve shareholder value. The 2017 Incentive Program incorporated company-wide goals that were required to be satisfied at specified levels in order for an NEO to receive payments in respect of awards made under the Incentive Program.

Company Goals
The 2017 Incentive Program incorporated one company-wide goal, which was characterized as a “gate” (releasing the overall incentive pool for each officer based on his or her targeted award percentage) and “components” (determining the size of the incentive pool on a weighted-average basis based on his or her targeted award percentage). The individual gate and components, and the Company’s levels of achievement relating thereto in 2017, are summarized below:

Gate

Description	% of Incentive Pool	Outcome	Achievement Level
Achieve and sustain a dividend increase of 5%. If achieved, this gate releases 100% of bonus pool.	100%	Annualized dividend increased from $0.27 in December 2016 to $0.2835 in December 2017	100%

Components

Description	Target(s)		% of Incentive Pool	Outcome	Achievement Level
Performance against budgeted EBITDA	Adjusted EBITDA(3) Ranges < $16.0 million $16.1 - $17.1 million > $17.1 million (budget) > $17.35 million (stretch goal)	Payout Scale 0% 50% 75% 100%	25%	Adjusted EBITDA(3) was $18.0 million in 2017	25%
Cap Ex Projects	Complete and commission 4 major CapEx projects to defer tax liability [1] WRF Expansion - with 5 MGD permit confirmation [2] New SCWC Well & Activation of RM WDC [3] Activation of new PVUC Lift Station, with ability to discharge into White & Parker trunk line [4] FATHOM AMI & Meter Replacement project - 100% installation and AMI performance test and trials completed		25%	Projects completed	25%
Safety and Compliance	Performance against four discreet objectives(1); failure to meet any single objective reduces the pool by 25%		25%	No compliance events	25%
Discretionary	Board discretionary component taking into account strategic initiatives.		25%	Board awarded full amount of discretionary component(2)	50%
TOTALS			100%		125%

(1)
The four discreet safety objections to which we are measured are as follows: (1) completion of monthly online training, (2) quarterly safety committee participation, (3) quarterly employee safety tailgate meetings, and (4) achievement of quarterly goals.

(2)	The discretionary component was authorized to reflect the Company’s accomplishments with successfully meeting all of the targets above, including the 2017 strategic objectives.

(3)
EBITDA is defined as net income or loss before interest, income taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA excluding the gain or loss related to (i) non-recurring events, (ii) equity method investments, (iii) stock option expense, (iv) deferred compensation, and (v) acquisition costs.

Achievement Levels and Outcomes Under 2017 Incentive Program
Based on actual outcomes in respect of the “gate” and “components” comprising our 2017 Incentive Program, 125% of the overall incentive pool was earned by each of our NEOs. The cash portion of this award for each NEO is reflected in the Summary Compensation Table under the heading “Non-equity incentive plan compensation,” except for the cash amount paid to our NEOs in respect of the discretionary component of our 2017 Incentive Program, which is reflected in the Summary Compensation Table under the heading “Bonus.”
The portion of the discretionary component of the 2017 Incentive Program that was paid in PSUs is reflected under the heading “Stock awards.”

Target Annual Incentive Awards for 2017

The target annual incentive awards for fiscal 2017 were determined as a percentage of base salary, as set out below:

Name	2017 Salary ($)	2017 Target Incentive Award as Percentage of Base Salary
Ron L. Fleming	289,231	100%
Michael J. Liebman	246,635	70%
Jeffrey E. Risenmay	156,000	25%

Long-Term Incentive Awards
The compensation program includes long-term incentive awards that are designed to reward our NEOs and other executive officers for our overall performance and strengthen the long-term view and alignment of interests between our NEOs (and other executive officers) and our stockholders by linking their holdings and a portion of their compensation to the future value of our equity securities. Long-term incentive awards are provided through PSUs, the Stock Option Plan, and stock appreciation rights ("SARs"), each as described below. The Compensation Committee, together with our Board of Directors, sets performance objectives and targets. Previous grants are not necessarily taken into account when considering new grants. The stock options awarded to our NEOs during 2017 are discussed below. The PSUs awarded to Messrs. Fleming and Liebman during 2016 are discussed above.
Phantom Stock Unit Plan
We have adopted a PSU plan (the “PSU Plan”) authorizing our Board to issue PSUs to our employees, including our NEOs. The value of the PSUs issued under the PSU Plan (including PSUs granted pursuant to our annual Incentive Programs, as described above) tracks the performance of the Company’s common shares and provides the holder the right to receive a cash payment, the value of which will be the market value of the equivalent number of common shares at the maturity date. PSU awards are generally credited with additional PSUs in respect of dividends issued on the common shares. If dividends are credited, the number of additional PSUs credited to the awards would be equal to the aggregate amount of the dividends that would have been paid to the participant if the PSUs subject to the award had been common shares divided by the market value of a common share on the date on which the dividends are paid. The PSUs vest immediately upon a change of control with respect to the Company if a participant is terminated without cause or terminates employment for “good reason” within 12 months following a change of control of the Company. There is no exercise price attached to the awards.
Stock Option Plan
Compensation may be provided to our NEOs and other executive officers through the granting of options under the Stock Option Plan. Historically, the Stock Option Plan has been used to attract, retain, and motivate NEOs, other executive officers and directors to operate and manage our business in a manner that will provide for our long-term growth and profitability by providing such persons with the opportunity, through stock options, to acquire a proprietary interest in the Company.
The Company’s Board of Directors has delegated to the Compensation Committee responsibility for administering the Stock Option Plan.
In August 2017, the Board of Directors granted stock options to Messrs. Fleming, Liebman, and Risenmay to acquire, 125,000, 100,000, and 50,000 shares, respectively. Refer to Note 11, Deferred Compensation Awards, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018. No stock option awards were granted to NEOs in 2016.

On March 7, 2018, the Board adopted the Global Water Resources, Inc. 2018 Stock Option Plan ("2018 Stock Option Plan"), subject to stockholder approval, as set forth in Proposal Three of this proxy statement. The 2018 Stock Option Plan has been proposed to replace the Stock Option Plan so that the Company may continue to grant equity awards to participants. See Proposal Three of this proxy statement for additional information.
Stock Appreciation Rights Plan
We have adopted a SARs plan authorizing our Board to grant SARs to our employees, including our NEOs. The value of the SARs issued under the plan tracks the performance of the Company’s common shares and provides the holder the right to receive a cash payment, upon exercise, equal to the difference, if any, between the fair market value of one common share at the date of exercise over the fair market value of one common share on the grant date.
Employment Agreements

On December 18, 2017, the Company entered into new employment agreements (the “Employment Agreements”) with each of Mr. Fleming and Mr. Liebman. The Employment Agreements replace the Company’s existing employment agreements with each of Mr. Fleming and Mr. Liebman, effective January 1, 2018. Unless terminated earlier in accordance with its terms, each of the Employment Agreements continues until December 31, 2021 and will automatically renew for one or more additional 12-month periods unless either the Company or the executive provides notice prior to the end of the then-current term.

The Employment Agreements provide that, beginning January 1, 2018, Mr. Fleming will receive an annual base salary of $325,000 and Mr. Liebman will receive an annual base salary of $265,000. As of January 1, 2019, the annual base salary for Mr. Fleming and Mr. Liebman will increase to $350,000 and $280,000, respectively. Thereafter, the Board (or the Compensation Committee) shall review the base salaries on an annual basis to determine whether any increases are appropriate.

In addition, Mr. Fleming and Mr. Liebman may be entitled to annual incentive compensation as determined (a) in the discretion of the Board (or the Compensation Committee) or (b) pursuant to any incentive compensation program adopted by the Company from time to time. For each calendar year, Mr. Fleming and Mr. Liebman will be eligible to receive up to 50% and 40%, respectively, of his base salary as incentive compensation in the form of a cash bonus and up to 50% and 40%, respectively, of his base salary as incentive compensation in the form of PSUs or other equity awards, with the value of the PSUs or other equity awards to be determined in accordance with the Global Water Resources, Inc. Phantom Stock Unit Plan or such other equity plan as may be adopted by the Company. The actual percent of incentive compensation paid to Mr. Fleming and Mr. Liebman in the form of cash and PSUs or other equity awards will be based on satisfying the performance goals for each calendar year as determined by the Board (or the Compensation Committee) and calculated in accordance with the bonus payments for all employees.

The Company will provide to Mr. Fleming and Mr. Liebman such fringe and other benefits as are regularly provided by the Company to members of its senior management team. Under the Employment Agreements, Mr. Fleming and Mr. Liebman have also agreed to post-employment undertakings regarding non-solicitation and non-competition for a period of one year thereafter. For additional information regarding a termination of employment and a change of control with respect to the Company pursuant to the Employment Agreements, see below under “Termination and Change of Control.”

Mr. Risenmay did not enter into an employment agreement upon his appointment as Vice President and Controller on June 8, 2017. On February 20, 2018, Mr. Risenmay resigned.

Termination and Change of Control
Pursuant to the Employment Agreements, if either Mr. Fleming’s or Mr. Liebman’s employment is:

•
voluntarily terminated by the executive without Good Reason (as defined in the Employment Agreements) or if the Company terminates the executive’s employment for Cause (as defined in the Employment Agreements), then (i) the Company will be obligated to pay the executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; and (ii) no incentive compensation shall be payable for the year in which the termination occurs. In addition, any unvested PSUs, SARs or other equity-based awards shall be forfeited.

•
voluntarily terminated by the executive with Good Reason, or if the Company terminates the executive’s employment without Cause (including by providing notice of non-renewal), then (i) the Company will be obligated to pay the executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; (ii) no incentive compensation shall be payable for the year in which the termination occurs (except if the termination occurs during the last six months of the Company’s fiscal year, the executive may be entitled to certain pro rata payments); (iii) if the executive timely and properly elects continuation coverage under COBRA, the Company shall reimburse the executive for the COBRA premiums as specified in the Employment Agreements; (iv) any equity or stock price-based awards previously granted will become fully vested and exercisable and all restrictions on restricted awards will lapse; and (v) the Company will pay the executive an amount equal to the sum of (A) three (3) times the executive’s current base salary as of the date of termination, and (B) three (3) times the sum of the maximum cash bonus and equity awards that the executive could have earned in the year of the date of termination.

If either Mr. Fleming or Mr. Liebman terminates his employment with the Company with Good Reason, or if the Company terminates the executive’s employment without Cause within 24 months following a Change of Control (as defined in the Employment Agreements) of the Company, the executive will be entitled to a lump-sum cash payment equal to the sum of (i) three (3) times the executive’s current base salary as of the date of the Change of Control, and (ii) three (3) times the sum of the maximum cash bonus and equity awards that the executive could have earned in the year of the Change of Control. In addition, any equity or stock price based awards (including PSUs and SARs) previously granted to Mr. Fleming or Mr. Liebman will become fully vested and exercisable and all restrictions on restricted awards will lapse upon any Change of Control, regardless of whether the executive remains employed by the Company or its successor following the Change of Control. The Employment Agreements also contain a “best-net” provision, which provides that if Internal Revenue Code Section 280G applies to the payments and such payments trigger an excise tax, then the payments may be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater amount paid to the executive.
The payments due on termination of employment and termination following a Change of Control are subject to the requirement that Mr. Fleming or Mr. Liebman, as the case may be, execute a release agreement in a form requested by the Company.

In connection with his resignation, Mr. Risenmay and the Company entered into a separation agreement on February 20, 2018 (the “Separation Agreement”). The Separation Agreement provides for various obligations and covenants of Mr. Risenmay, including: (i) a general release of claims and (ii) customary covenants that relate to, among other things, non-disparagement, non-solicitation, and confidentiality obligations.  In accordance with the terms of the Separation Agreement, the Company paid Mr. Risenmay $98,312 and entered into an independent contractor agreement with Mr. Risenmay, dated as of February 20, 2018, pursuant to which Mr. Risenmay will render certain consulting services to the Company at a rate of $100 per hour.  Upon satisfactory performance (as determined by the Company’s Chief Financial Officer) under the terms of the independent contractor agreement through May 11, 2018, the Company will make a bonus payment to Mr. Risenmay in the amount of $98,312.  If the independent contractor agreement is terminated by the Company prior to May 11, 2018 without cause, Mr. Risenmay will be entitled to such bonus payment.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards at December 31, 2017 for each of our NEOs:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date
Ron L. Fleming	72,000	(2)	108,000	(2)	5.13	(1)	5/7/2025
	—	(4)	125,000	(4)	9.40		8/10/2027
Michael J. Liebman	48,000	(2)	72,000	(2)	5.13	(1)	5/7/2025
	—	(4)	100,000	(4)	9.40		8/10/2027
Jeffrey E. Risenmay(5)	25,000	(3)	25,000	(3)	4.26	(1)	2/11/2025
	—	(4)	50,000	(4)	9.40		8/10/2027

(1)	All exercise prices were converted to U.S. dollars at a rate of US$0.7209 per CAD$1.00.

(2)
Represents SARs granted on May 8, 2015. The SARs vest in 20% installments on April 1 of each of the first three (3) years following the grant date, with the first installment vesting on April 1, 2016, and a final 40% installment vesting on the fourth (4th) anniversary of the grant date. The SARs give the holder the right to receive a cash payment equal to the difference between $5.13 per share and the closing price of the Company’s common shares on the exercise date, provided that the closing price is in excess of $5.13 per share. The award provides that vested SARs be settled in cash with no provision for conversion to the Company’s common shares.

(3)
Represents SARs granted on February 11, 2015. The SARs vest by calendar year over four calendar years, 25% per year, beginning January 1. 2015. The SARs give the holder the right to receive a cash payment equal to the difference between $4.26 per share and the closing price of the Company’s common shares on the exercise date, provided that the closing price is in excess of $4.26 per share. The award provides that vested SARs be settled in cash with no provision for conversion to the Company’s common shares.

(4)
Represents stock options granted on August 10, 2017. The stock options vest in four equal annual installments on August 10, 2018, August 10, 2019, August 10, 2020, and August 10, 2021. The options give the holder the right to purchase the Company's common stock for $9.40 per share.

(5)	Upon separation, Mr. Risenmay was no longer eligible for the option awards.

PROPOSAL THREE – APPROVAL OF GLOBAL WATER
RESOURCES, INC. 2018 STOCK OPTION PLAN

Background on Proposal

On March 7, 2018, the Board adopted, subject to stockholder approval, the Global Water Resources, Inc. 2018 Stock Option Plan ("2018 Stock Option Plan"). The Board has recommended that the stockholders approve the 2018 Stock Option Plan at the Annual Meeting.

Reasons for the Proposal

We maintain the Stock Option Plan to incentivize eligible participants to achieve our long-term business objectives by providing opportunities to earn equity awards tied to our long-term goals and continued employment with the Company. The 2018 Stock Option Plan has been proposed to replace the Stock Option Plan so that the Company may continue to grant equity awards to participants.

We are seeking stockholder approval of the 2018 Stock Option Plan as required under NASDAQ listing standards, and for incentive stock options to meet the requirements of Section 422 of the Code.

If approved by our stockholders at the Annual Meeting, the 2018 Stock Option Plan will become immediately effective, and we will not grant any new awards under the Stock Option Plan. The Stock Option Plan will remain effective as to any outstanding awards granted thereunder prior to May 16, 2018. As of the record date:

•	options to purchase 740,000 shares of common stock with a weighted average exercise price of $8.67 per share were outstanding; and

•	76,825 shares of common stock remain available for future issuance under the Stock Option Plan.

If stockholders do not approve the 2018 Stock Option Plan, it will not become effective, we will not grant any awards under the 2018 Stock Option Plan, and we may continue to grant awards under the Stock Option Plan.

Summary of Material Terms of the 2018 Stock Option Plan

The following summary of the 2018 Stock Option Plan is qualified in its entirety by reference to the full text of the 2018 Stock Option Plan, which is attached hereto as Annex A.

General

The 2018 Stock Option Plan provides that grants may be in any of the following forms:

•	incentive stock options

•	nonqualified stock options

Subject to adjustment in certain circumstances, the total number of shares of common stock that have been reserved under the 2018 Stock Option Plan is 875,000 shares, plus the addition of shares subject to outstanding options under the Stock Option Plan that expire unexercised after March 7, 2017.

Solely for purposes of calculating the number of shares of stock available for grant under the 2018 Stock Option Plan, the following share counting rules shall apply:

•	Any shares subject to options shall be counted against the shares available for issuance as one share for every share subject thereto.

•
If an award granted under the 2018 Stock Option Plan or the Stock Option Plan terminates, expires, or lapses for any reason, the number of shares subject to such option shall again become available for the grant under the 2018 Stock Option Plan.

•
The exercise of a broker-assisted “cashless” exercise of a stock option shall reduce the number of shares available for grant by the entire number of shares subject to the option, even though a smaller number of shares will be issued upon such an exercise.

•
Shares tendered or withheld to pay the exercise price of a stock option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an option shall not again become available for grant under the 2018 Stock Option Plan.

We may issue shares of our common stock under the 2018 Stock Option Plan from authorized but unissued shares of our common stock or reacquire shares of our common stock, including shares of our common stock that we purchased on the open market or otherwise acquire.

The maximum aggregate number of shares of common stock that may be granted pursuant to all grants under the 2018 Stock Option Plan during any calendar year to any one employee is 1% of the total amount of issued and outstanding shares and to any non-employee director is 100,000, each subject to adjustment as described below.

As of March 27, 2018, the last reported sale price of our common stock on the NASDAQ Global Market was $8.93 per share.

Administration

The 2018 Stock Option Plan will be administered and interpreted by our Compensation Committee. However, our Board will approve and administer all grants to non-employee directors. In accordance with the terms of the 2018 Stock Option Plan, the Board may delegate the authority to one more officers to issue awards to officers and employees, subject to guidelines to be prescribed by the Compensation Committee. The designated officers will only be permitted to grant a limited number of options to persons who are not subject to Section 16 of the Exchange Act.

The Compensation Committee has the authority to:

•	establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the 2018 Stock Option Plan;

•
interpret and construe the 2018 Stock Option Plan and to determine all questions arising our of the plan or any option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

•	determine the option price of each option;

•	determine the time or times when options will be granted and vest and be exercisable and to accelerate the vesting and exercisability of options;

•	determine if the common shares which are issuable on the exercise of an option will be subject to any restrictions upon the exercise of such option; and

•	prescribe the form of the award agreement relating to the grant, exercise and other term of options.

Eligibility for Participation

All of our employees (including officers), non-employee directors, and other service providers will be eligible for grants under the 2018 Stock Option Plan, subject to certain conditions set forth in the 2018 Stock Option Plan. As of the record date, approximately 47 employees and six non-employee directors would be eligible participants in the 2018 Stock Option Plan, if it were then in effect, and based upon the participation criteria currently utilized under the Stock Option Plan. There were 44 current employees and non-employee directors participating in the Stock Option Plan as of the record date.

Types of Awards

Stock Options

The Compensation Committee may grant options intended to qualify as “incentive stock options” ("ISOs") within the meaning of Section 422 of the Code, or “nonqualified stock options,” ("NQSOs") that are not intended to so qualify, or any combination of ISOs and NQSOs. Any participant may receive a grant of NQSOs. Only our employees may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant or a date in the future when the Committee determines the options will be effective. The exercise price of any NQSO or ISO granted under the 2018 Stock Option Plan will be equal to, or greater than, the fair market value of the underlying shares of common stock on the grant date. However, if an ISO is granted to an employee who holds more than 10 percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110 percent of the fair market value of a share of common stock on the date of grant. The current measure of fair market value on a particular date is the last reported sale price of common stock on the NASDAQ on the relevant date (or, if there were no trades on such date, the latest preceding date upon which a sale was reported).

The Compensation Committee determines the term of each option, which will not exceed ten years from the date of grant; however, if an ISO is granted to an employee who holds more than 10 percent of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.

The period for when any option may first become vested and exercisable will be determined by the Compensation Committee at the time of grant. The Compensation Committee may grant options that are subject to achievement of performance goals or other conditions. The Compensation Committee may accelerate the vesting and exercisability of any or all outstanding options at any time for any reason. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an employee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The shares issued under the 2018 Stock Option Plan as ISOs will count against the share reserve, as described above.

The 2018 Stock Option Plan provides that, unless otherwise provided in a grant agreement, an option may only be exercised while the participant is employed as an employee or providing service as a non-employee director. The Compensation Committee will specify in the grant agreement the circumstances, if any, and time periods, if any, a participant may exercise an option after termination of employment or service.

A participant may exercise an option by delivering notice of exercise to us. The participant will pay the exercise price and any withholding taxes for the option:

•	in cash;

•	in previously acquired common stock (through actual tender or by attestation) held for more than six (6) months, valued at its market value on the date of exercise;

•	by any net-issuance arrangement (including, in the case of a non-qualified stock option, any broker-assisted "cashless" exercise arrangement); or

•	by a combination thereof.

The Compensation Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month holding period in the event the exercise price of an option is paid through the tendering of shares.

Adjustment Provisions

In the event of any change in the outstanding shares of common stock by reason of a stock dividend (other than dividends in the normal course) or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Compensation Committee shall make an adjustment in:

•	the number and class of shares of common stock which may be delivered under the 2018 Stock Option Plan;

•	the number of shares of common stock set forth and any other similar numeric limit expressed in the 2018 Stock Option Plan; and

•	the number and class of and or price of shares subject to each outstanding option.

Notwithstanding anything in the 2018 Stock Option Plan to the contrary, in the event of such transaction or event, the Compensation Committee, in its sole discretion, may provide in substitution for any or all outstanding options such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. Any adjustments made shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, in a manner consistent with the requirements of Section 424(a) of the Code.

Change of Control

Upon a change of control where a change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Section 409A of the Code the following provisions shall apply:

•
If, before or immediately upon the occurrence of an event that would constitute a change of control, the Board, as constituted prior to the change of control, reasonably concludes, in good faith, that the value of the options or the optionee’s opportunity for future appreciation in respect of the options will be materially impaired following the closing of the transaction that will result in the change of control, any and all options shall become exercisable immediately prior to (but contingent upon) the closing of the transaction that will result in the change of control and all necessary steps shall be taken to allow the optionees to immediately exercise such options so that any common stock issued upon such exercise shall be able to participate in the transaction that results in the change of control.

•
In addition, in the event of a change of control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options and pay to the optionees, in cash or stock, or any combination thereof, the value of such options based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. In the case of any option with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change of control, the Compensation Committee may cancel the option without the payment of consideration to the optionee.

•
Notwithstanding the above, in an award agreement or employment agreement, the Compensation Committee may alter the vesting, exercise and payment provisions for all or any portion of an option granted under the 2018 Stock Option Plan, provided that the Compensation Committee will not take any action that will cause payment of any option to violate the provisions of Section 409A of the Code.

Amendment and Termination

The Board may amend or terminate the 2018 Stock Option Plan at any time, subject to stockholder approval if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. If the 2018 Stock Option Plan is approved by stockholders, it will terminate on May 16, 2028, unless terminated earlier by the Board or extended by the Board with the approval of stockholders.

United States Federal Income Tax Information

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the 2018 Stock Option Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

    Incentive Stock Options

An optionee generally recognizes no taxable income for income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who neither dispose of their shares (“ISO shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. We will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonqualified Stock Options

An optionee generally recognizes no taxable income as the result of the grant of a NQSO. Upon the exercise of a NQSO, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is our employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a NQSO, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. We generally are entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a NQSO.

New Plan Benefits

        Options under the 2018 Stock Option Plan are subject to the discretion of the Compensation Committee, our Board or the designees of the Board, as the case may be (see “—Summary of Material Terms of the 2018 Stock Option Plan—Administration”), and no determinations have been made as to any options that may be granted pursuant to the 2018 Stock Option Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2018 Stock Option Plan.

Our Board of Directors recommends a vote "FOR" the approval of the 2018 Stock Option Plan.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
For inclusion in the proxy materials to be distributed for the 2019 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC, a stockholder proposal must be submitted in writing and received by the Company’s Corporate Secretary on or before December 7, 2018.
The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2019 Annual Meeting or a stockholder proposal of other business that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2019 Annual Meeting, must be submitted in writing and received by the Company’s Corporate Secretary no earlier than January 16, 2019 and no later than February 15, 2019. Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals.
Any proposals described above must be delivered to the Company’s Corporate Secretary at: Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027, Attention: Corporate Secretary.
The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s Amended and Restated Bylaws and SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
OTHER MATTERS
Annual Report
Our Annual Report on Form 10-K for the 2017 fiscal year accompanies this proxy statement.
A copy of the 2017 Form 10-K report as required to be filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to: Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027, Attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2017 Form 10-K is also available through the SEC’s Internet web site (www.sec.gov).
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who may be deemed to own beneficially more than 10 percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We have adopted procedures to assist our directors and executive officers in complying with Section 16(a) forms, including assisting directors and executive officers with preparing and filing statements on Form 3, Form 4, and, if applicable, Form 5. Based on our review of Section 16(a) forms filed during 2017, all Section 16(a) filings applicable to directors, officers, and 10% stockholders were filed on a timely basis, except for a Form 4 filed by Trevor T. Hill reporting one transaction.
Code of Ethical Business Conduct
We have adopted a written code of ethical business conduct that applies to all directors, officers, and employees, including the Chief Executive Officer and Chief Financial Officer. Our policies and practices include ethical and legal standards which must be followed by employees in conducting our business. Compliance with laws and regulations is specifically required. A current copy of the code is posted on our website, which is located at www.gwresources.com under “Investors – Corporate Governance” and may be obtained without charge from our Corporate Secretary, Global Water Resources, Inc., 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.
Stockholder Communications
Stockholders may communicate with our Board of Directors by writing to Global Water Resources, Inc., Board of Directors, ATTN: Corporate Secretary, 21410 North 19th Avenue, Suite 220, Phoenix, AZ 85027. In general, any stockholder communication about bona fide issues concerning the Company delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member(s) will be forwarded in accordance with the stockholder’s instructions.

Other Matters before the Annual Meeting
As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

GLOBAL WATER RESOURCES, INC.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ **FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED** ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

   (1) Trevor T. Hill
   (2) William S. Levine
   (3) Richard M. Alexander
   (4) David C. Tedesco
   (5) Cindy M. Bowers
   (6) Ron L. Fleming
   (7) Debra G. Coy
   (8) Brett Huckelbridge

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Ratification of independent registered public accounting firm.	☐	☐	☐
3. Approval of the Global Water Resources, Inc. 2018 Stock Option Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2018.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2017 Annual Report to Stockholders are available at http://materials.proxyvote.com/379463

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GLOBAL WATER RESOURCES, INC.

The undersigned appoints Ron L. Fleming and Michael J. Liebman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Global Water Resources, Inc. held of record by the undersigned at the close of business on March 27, 2018 at the Annual Meeting of Stockholders of Global Water Resources, Inc. to be held on May 16, 2018, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

ANNEX A
Global Water Resources, Inc.
2018 Stock Option Plan

1.    Introduction
1.1Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate key employees, officers, directors and other service providers of Global Water to operate and manage the business in a manner that will provide for long-term growth and profitability of Global Water by providing such persons with the opportunity, through the grant of Options, to acquire a proprietary interest in the Company.
1.2Impact on Prior Plan. The Global Water Resources, Inc. 2018 Stock Option Plan (the “Plan”) will supersede and replace the Global Water Resources, Inc. Stock Option Plan (which was previously named the GWR Global Water Resources Corp. Stock Option Plan) (the “Prior Plan”). The Prior Plan shall remain in effect until all Options granted under the Prior Plan have been exercised, forfeited or cancelled or have otherwise expired or terminated. No Options will be made pursuant to the Prior Plan on or after the Effective Date.
1.3Effective Date. The Plan shall become effective as of the date it is approved by the Company’s shareholders at the Company’s 2018 Annual Meeting (“Effective Date”).
1.4Duration of Plan. The Plan shall remain in effect, subject to the Board’s right to amend or terminate the Plan pursuant to Section 9.1, until all Options issued under the Plan expire, terminate, are exercised, or are paid in full in accordance with the provisions of the Plan and any Award Agreement. However, in no event may Options be granted after the tenth (10th) anniversary of the Effective Date. Any Options granted under the Plan prior to the tenth (10th) anniversary of the Effective Date shall continue in effect until they expire, terminate, are exercised or are paid in accordance with the terms of the Plan and the applicable Award Agreement.

2.	Defined Terms
Where used herein, the following terms shall have the following meanings, respectively:

2.1
“Affiliate” means the Company and any other corporation or trade or business required to be aggregated with the Company which constitutes a single employer under Code Section 414(b) or Code Section 414(c) with the Company, except that in applying Code Section 1563(a)(1), (2) and (3), the language “at least 50%” is used instead of “at least 80%.”

2.2“Award Agreement” means any written agreement, contract or other instrument of document evidencing a grant of Options.
2.3“Board” means the Board of Directors of the Company.
2.4“Cause” means:

a.	With respect to any Eligible Person other than a Non-Employee Director:

(i)
the willful refusal to follow a lawful direction of any person to whom the Optionee reports, provided the direction is not materially inconsistent with the duties or responsibilities of the Optionee’s job position;

(ii)	the willful misconduct or negligent disregard of one’s duties or of the interest or property of the Company or its Affiliates;

(iii)	any act of fraud against, misappropriation from, or dishonesty to the Company or its Affiliates;

(iv)	the commission of a felony or a crime involving moral turpitude; or

(v)
a material breach of any agreement with the Company or any Affiliate, provided that the nature of such breach shall be set forth with reasonable particularity in a written notice to the Optionee who shall have ten (10) days following delivery of such notice to cure such alleged breach, provided that such breach is, in the reasonable discretion of the Board, susceptible to a cure.

b.	With respect to any Non-Employee Director, a determination by a majority of the disinterested Board members that the Non-Employee Director has engaged in any of the following:

(i)	malfeasance in office;

(ii)	gross misconduct or neglect;

(iii)	false or fraudulent misrepresentation inducing the Non-Employee Director’s appointment;

(iv)	willful conversion of Company or Affiliate funds; or

(v)	repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

2.5
“Change of Control” shall mean a “change in the ownership or effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A of the Code (treating the Company as the relevant corporation) provided, however, that for purposes of determining a “change in the effective control,” “50 percent” shall be used instead of “30 percent” and for purposes of determining a “substantial portion of the assets of the corporation,” “85 percent” shall be used instead of “40 percent.”

2.6“Code” means the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time.
2.7“Committee” means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act and (ii) as “independent” for purposes of the applicable NASDAQ Listing Rules.
2.8“Common Share” means a common share of the Company.
2.9“Company” means Global Water Resources, Inc., a Delaware corporation and any successor thereto.
2.10“Disability” means that the Optionee qualifies to receive long term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or such other definition as provided in an Award Agreement. In the case of an Incentive Stock Option, Disability shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
2.11“Effective Date” means the date on which the Company’s shareholders approve the Plan as described in Section 1.3.
2.12“Eligible Person” means any employee, officer, Non-Employee Director, or other service provider of any member of Global Water.
2.13“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
2.14“Global Water” means the Company and any Affiliates thereof designated by the Committee.
2.15“Grant Date” means the date the Committee (or its designee) approves the Options or a date in the future on which the Committee determines the Options will become effective.
2.16“Incentive Stock Option” means an Option that meets the requirements of Section 422 of the Code or any successor provision and is designated as such in the applicable Award Agreement.
2.17“Market Value” means (i) the closing sale price of one Common Share as reported on the NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded) on the date such value is determined or, if Common Shares are not traded on such date, on the first immediately preceding business day on which Common Shares were so traded, or (ii) if the Company’s Common Shares are not traded on NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded), the fair market value of Common Shares on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Market Value.
2.18“NASDAQ” means the NASDAQ Stock Exchange.

2.19“Non-Employee Director” means a member of the Board who is not an employee of the Company or its Affiliates.
2.20“Non-Qualified Stock Option” means an Option that is not intended to be or does not meet the requirements of an Incentive Stock Option. Any Option granted by the Committee that is not designated as an Incentive Stock Option in the applicable Award Agreement will be a Non-Qualified Stock Option.
2.21“Option” means the right to purchase Common Shares at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (1) a Non-Qualified Stock Option or (2) an Incentive Stock Option.
2.22“Option Price” means the price per Common Share at which Common Shares may be purchased under an Option, which may not be lower than the Market Value on the Grant Date, as the same may be adjusted from time to time in accordance with Article 8 hereof.
2.23“Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option.
2.24“Parent Corporation” has the meaning set forth in Section 424(e) of the Code, and any successor Code sections.
2.25“Plan” means this Global Water Resources, Inc. 2018 Stock Option Plan, as amended from time to time.
2.26“Prior Plan” means the Global Water Resources, Inc. Stock Option Plan, which was previously named the GWR Global Water Resources Corp. Stock Option Plan.
2.27“Subsidiary Corporation” has the meaning set forth in Section 424(f) of the Code, and any successor Code sections.
2.28“U.S. Taxpayer” shall mean an Optionee who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for purposes of the Code.

3.	Administration of the Plan
3.1The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.
3.2The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

a.	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

b.
to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

c.	to determine the Option Price of each Option;

d.	to determine the time or times when Options will be granted and vest and be exercisable and to accelerate the vesting and exercisability of Options;

e.	to determine if the Common Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

f.	to prescribe the form of the Award Agreement relating to the grant, exercise and other term of Options.
3.3The Board may, by resolution, delegate to one or more officers of the Company the authority to (a) designate officers and employees of Global Water to be recipients of the Options and (b) determine the number of Options to be received by such officers and employees, provided that the Board must specify the total number of Options that such officer of the Company may grant. The Committee shall not be permitted to delegate the authority to grant Options to any individual who is, or may become, subject to Section 16 of the Exchange Act. If the Committee delegates its authority to one of more officers of the Company, such officers shall not be permitted to grant Options to themselves and shall be prohibited from taking part in any action in connection with their participation in the Plan.
3.4Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company determines that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Common Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions reasonably acceptable to the Committee.

4.	Common Shares Subject to the Plan
4.1Number. Subject to adjustment as provided in Section 8.1, the total number of shares of Common Stock reserved and available for grant under the Plan is 875,000, which number includes the number of shares of Common Stock that were authorized but unissued under the Prior Plan (76,825 as of March 7, 2018). The shares delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or shares purchased on the open market or treasury stock not reserved for any other purpose.
4.2Share Counting; Lapsed Options. Any shares of Common Stock granted in connection with Options shall be counted against this limit as one (1) share of Common Stock for every one (1) Option awarded. If any Option granted under the Plan, or any Option outstanding under the Prior Plan after March 7, 2018 terminates, expires, or lapses for any reason, the number of shares of Common Stock subject to such Option shall again be Common Stock available for the grant under the Plan (i.e., any prior charge against the authorized pool of shares shall be reversed). For this purpose, each share of Common Stock subject to an Option granted under this Plan shall be counted as one (1) share of Common Stock, and each share of Common Stock subject to Option granted under the Prior Plan shall be counted as one (1) share of Common Stock.

a.
The exercise of a broker-assisted “cashless” exercise of an Option shall reduce the number of shares of Common Stock available for grant by the entire number of shares of Common Stock subject to the Option, even though a smaller number of shares of Common Stock will be issued upon such an exercise.

b.
Shares of Common Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Option shall not again become Common Stock available for grant under the Plan. Moreover, shares of Common Stock purchased on the open market with cash proceeds generated by the exercise of an Option shall not increase or replenish the number of shares available for grant under the Plan.

c.
If the provisions of this Section 4.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 4.2 but only to this extent that this Section 4.2 applies to Incentive Stock Options.

d.
The maximum aggregate number of shares of Common Stock available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in this Section 4.2 and the maximum aggregate number of shares of Common Stock that may be subject to Incentive Stock Option Awards granted in any one calendar year to any one Eligible Person is the same numeric limit set forth in Section 4.3.

e.	No fractional Common Shares may be purchased or issued under the Plan.
4.3Limits on Options. Under no circumstances may more than 1% of the Company’s total issued and outstanding securities be issued within a one year period or be issuable at any time to any Optionee or to any Optionee under the Plan and all of the Company’s other security based compensation arrangements.
4.4Limit on Number of Options Subject to Retainer Awards. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8.1, the maximum number of Options that may be granted to any one Optionee who is a Non-Employee Director during any one calendar year shall be shall be 100,000 or the equivalent cash value.

5.	Eligibility; Grant; Terms of Options
5.1Except as provided in Section 5.6 relating to Incentive Stock Options, Options may be granted by the Committee to any Eligible Person.

5.2Subject as herein and otherwise specifically provided in this Article 5, the number of Common Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee. The Committee shall have the authority to condition the vesting of Options upon the attainment of specified performance goals, or such other factors (which may vary as between Options) as the Committee may determine in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, Options shall not become exercisable until at least one year following the date the Option is granted; provided, however, that, notwithstanding the foregoing, Options that result in the issuance of an aggregate of up to 5% of the Common Stock reserved for issuance under Section 4.1 may be granted to Optionees without regard to such minimum vesting. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement or employment agreement upon the occurrence of a specified event.
5.3Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Value on the Grant Date.
5.4The term of an Option shall not exceed 10 years from the Grant Date of the Option.
5.5An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall cease and terminate and be of no further force or effect whatsoever.
5.6The following provisions will apply only to Incentive Stock Options granted under the Plan:

a.	An Incentive Stock Option shall only be granted to an Eligible Person who, at the time such Option is granted is an employee of the Company or a Parent Corporation or Subsidiary Corporation.

b.
An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company only if such Option is granted at a price that is not less than one hundred and ten percent (110%) of Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.

c.
The aggregate Market Value (determined as of the time an Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options are first exercisable by a Optionee in any calendar year may not exceed one hundred thousand dollars ($100,000) or such other limitation as may be imposed by Section 422(d) of the Code, as it may be amended or replaced from to time. To the extent that Incentive Stock Options are first exercisable by an Optionee in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

d.	No Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted or the date the Plan is approved by shareholders, whichever is earlier.

e.	The exercise price shall not be less than the Market Value of one share of Common Stock on the Grant Date.

f.	In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.

g.	An Incentive Stock Option shall lapse in the following circumstances:

(i)	The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is specified in the Award Agreement.

(ii)	The Incentive Stock Option shall lapse upon a termination of employment for any reason other than the Optionee’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)
Unless otherwise provided in the Award Agreement, if the Optionee incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled expiration date of the Option; or (b) twelve (12) months after the date of the Optionee’s termination of employment on account of Disability or death. Upon the Optionee’s Disability or death, any Incentive Stock Options exercisable at the Optionee’s Disability or death may be exercised by the Optionee’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Optionee’s last will and testament in the case of death, or, if the Optionee fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

h.	Except as provided in Section 5.6(g)(iii), during an Optionee’s lifetime, an Incentive Stock Option may be exercised only by the Optionee.

6.	Termination of Option Rights in Certain Circumstances
6.1The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten (10) years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Except as otherwise provided in an Award Agreement, if an Optionee’s termination of employment or other relationship was for Cause, all Options, whether vested or nonvested, shall be forfeited.

7.	Exercise of Options
7.1Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Optionees. The granting of an Option will impose no obligation upon the Optionee to exercise such Option.
7.2Subject to the provisions of the Plan or any procedures adopted by the Committee, an Option may be exercised from time to time by delivery to the Company at its registered office of a written notice of exercise addressed to the Secretary of the Company specifying the number of Common Shares with respect to which the Option is being exercised.
7.3As determined by the Committee, the exercise price of the shares of Common Stock subject to the exercise of an Option shall be paid in full: (i) in cash; (ii) in previously acquired Common Stock (through actual tender or by attestation) held for more than six (6) months, valued at its Market Value on the date of exercise; (iii) by any net-issuance arrangement (including, in the case of a Non-Qualified Stock Option, any broker-assisted “cashless” exercise arrangement); or (iv) by a combination thereof. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month holding period in the event the exercise price of an Option is paid through the tendering of shares.
7.4Notwithstanding any of the provisions contained in the Plan or in any Option, the Company’s obligation to issue Common Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

a.
completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental or regulatory authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

b.	the admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed;

c.
the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

d.	the satisfaction of any conditions on exercise prescribed pursuant to Article 3 hereof.
7.5Options shall be evidenced by an Award Agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine.

8.	Certain Adjustments
8.1In the event of any change in the outstanding shares of Common Stock by reason of a Stock dividend (other than dividends in the normal course) or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make an adjustment in: (i) the number and class of shares of Common Stock which may be delivered under the Plan; (ii) the number of shares of Common Stock set forth in Sections 4.1, 4.2, 4.3 and 4.4 and any other similar numeric limit expressed in the Plan; and (iii) the number and class of and or price of shares subject to each outstanding Option. Notwithstanding anything in the Plan to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Options such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. Any adjustments made pursuant to this Section 8.1 shall be made in a manner consistent with the requirements of Section

409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
8.2The following provisions shall apply in the event of a Change of Control:

a.
If, before or immediately upon the occurrence of an event that would constitute a Change of Control, the Board, as constituted prior to the Change of Control, reasonably concludes, in good faith, that the value of the Options or the Optionee’s opportunity for future appreciation in respect of the Options will be materially impaired following the closing of the transaction that will result in the Change of Control, any and all Options shall become exercisable immediately prior to (but contingent upon) the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow the Optionees to immediately exercise such Options so that any Common Stock issued upon such exercise shall be able to participate in the transaction that results in the Change of Control.

b.
In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options and pay to the Optionees, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change of Control, the Committee may cancel the Option without the payment of consideration to the Optionee.

c.
Notwithstanding the above, in an Award Agreement or employment agreement, the Committee may alter the vesting, exercise and payment provisions for all or any portion of an Option granted under the Plan, provided that the Committee will not take any action that will cause payment of any Option to violate the provisions of Section 409A of the Code.

9.	Amendment or Discontinuance of the Plan
9.1The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the Company’s shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Common Stock are listed. Except as provided in Section 8.1, neither the Board, nor the Committee may, without the approval of the Company’s shareholders: (i) reduce the purchase price or exercise price of any outstanding Option; (ii) increase the numeric limits expressed in Sections 4.1, 4.2, 4.3 and 4.4; (iii) grant Options with an exercise price that is below Market Value on the Grant Date; (iv) reprice previously granted Options or take any other action relative to an Option that would be treated as a repricing under the rules of the NASDAQ (or any national securities exchange on which the Common Stock may then be traded); (v) cancel any Option in exchange for cash; (vi) extend the exercise period for an Option beyond ten (10) years from the Grant Date; (vii) expand the types of awards available for grant under the Plan; or (viii) expand the class of individuals eligible to participate in the Plan.
9.2Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Company now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Company and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.
9.3The Committee may suspend or terminate this Plan or any portion of it at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval.
9.4Except as otherwise provided in this Plan (including, for greater certainty, pursuant to Section 8), no suspension or termination may, without the consent of the affected Optionee, adversely alter or impair any Option, or any right pursuant thereto, granted previously to any Optionee.
9.5If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules adopted by the Committee which are in force at the time this Plan is terminated, will continue in effect as long as any Option, or any right pursuant thereto, remains outstanding. However, notwithstanding the termination of this Plan, the Board may make amendments to this Plan, or to any Option, that they would be entitled to make if this Plan were still in effect.

10.	Miscellaneous Provisions
10.1Options granted under this Plan are intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code and this Plan will be construed and interpreted to preserve the intended tax consequences of this Plan. The Company reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Company be responsible if Options granted under this Plan result in penalties to a U.S. Taxpayer under Section 409A of the Code.
10.2An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Common Shares covered by such Option until the date of issuance of Common Shares upon the exercise of such Option, in full or in part, and then only with respect to the Common Shares so issued. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Common Shares are issued.
10.3Nothing in the Plan or any Option shall confer upon an Optionee any right to continue as an officer of, or any right to continue in the employ of or to provide services to any member of Global Water, or affect in any way the right of the any member of Global Water to terminate his or her employment or to terminate any contract of service at any time.
10.4The Company or any of its Affiliates shall have the power to withhold, or require an Optionee to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements in the applicable jurisdiction on any Option granted under the Plan. The Company shall have discretion to determine the withholding amount, or the Company may (but is not required to) permit an Optionee to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any Option under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.
10.5Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.
10.6All Options issued under this Plan are subject to potential forfeiture or recovery to the fullest extent called for by applicable federal or state law or any policy that may be adopted by the Company.
10.7The Plan and all matters to which reference is made herein shall be governed and interpreted in accordance with the laws of the State of Delaware applicable therein.
IN WITNESS WHEREOF, the Company has executed this Plan.
GLOBAL WATER RESOURCES, INC.

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